      As filed with the Securities and Exchange Commission
                        on August 7, 1996

                                       Registration No. 333-_____
=================================================================


               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549
                    -------------------------

                            FORM S-8
     REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                    -------------------------

                    U.S. LONG DISTANCE CORP.
     (Exact name of Registrant as specified in its charter)

Delaware                                     74-2522103
(State or other jurisdiction of              (I.R.S. Employer
incorporation or organization)               Identification No.)

9311 San Pedro, Suite 100                    78216
San Antonio, Texas                           (Zip Code)
(Address of Principal Executive Offices)

                    -------------------------

    U.S. LONG DISTANCE CORP. 1990 EMPLOYEE STOCK OPTION PLAN
                    (Full title of the plan)
                    -------------------------

W. AUDIE LONG, ESQ.                     Copy to:
Senior Vice President-General Counsel   JOSEPH A. HOFFMAN, ESQ.
U.S. LONG DISTANCE CORP.                Arter & Hadden
9311 San Pedro, Suite 100               1717 Main St., Suite 4100
San Antonio, Texas  78216               Dallas, Texas  75201-4605
(210) 525-9009                          (214) 761-2100
(Name, address and telephone
number, including area code,
of agent for service)

                    -------------------------

                 CALCULATION OF REGISTRATION FEE


                                   Proposed Maximum    Proposed Maximum
Title of Securities Amount to be   Offering price      Aggregate Offering  Amount of
to be Registered    Registered(1)  Per Share(3)        Price(3)            Registration Fee(4)
- ------------------- -------------  ----------------    ------------------  -------------------

Common Stock        1,500,000      $5.00               $7,500,000          $2,586.21
($.01 par value)    Shares

Series A Junior     (2)            (2)                 (2)                 (2)
Participating
Preferred Stock
Purchase Rights


     (1) The securities to be registered represent additional shares reserved for issuance under the U.S. Long Distance Corp. 1990 Employee Stock Option Plan (the "Plan"). Pursuant to Rule 416, shares of Common Stock of the Company issuable pursuant to the exercise of options granted or to be granted under the Plan in order to prevent dilution resulting from any future stock split, stock dividend or similar transaction are also being registered hereunder.

     (2) The Series A Junior Participating Preferred Stock Purchase Rights (the "Purchase Rights")are initially carried and traded with the Company's Common Stock. The value attributable to the Purchase Rights, if any, is reflected in the value of the Company's Common Stock.

     (3) Estimated solely for the purpose of calculating the registration fee based upon the average of the high and low prices per share of Common Stock on the Nasdaq Stock Market's
National Market on August 5, 1996, in accordance with Rules 457(c) and (h) and General Instruction E to Form S-8.

     (4) Relates only to additional shares registered hereby and does not include the amount of the registration fee previously paid in connection with the 2,466,666 shares previously registered on Form S-8 Registration Statements.


                             PART II

         INFORMATION REQUIRED IN REGISTRATION STATEMENT

     The contents of (1) the Registration Statement on Form S-8, SEC File No. 33-41039, filed with the Securities and Exchange Commission on June 5, 1991 (the "Original Registration Statement"),
(2) the Registration Statement on Form S-8, SEC File No. 33-51604, filed with the Securities and Exchange Commission on September 1, 1992 (the "Second Registration Statement"), and (3) the Registration Statement on Form S-8, SEC File No. 33-77612, filed with the Securities and Exchange Commission on April 11, 1994 (the "Third Registration Statement") are incorporated herein by reference.

     The only information and documents required in this Registration Statement that was not included in the Original
Registration Statement, the Second Registration Statement or the
Third Registration Statement are the additional Exhibits included in "Item 8. Exhibits" below.

Item 8.  Exhibits

     (a)  Exhibits.

     Exhibit   Description
     -------   -----------

     4.11 U.S. Long Distance Corp. 1990 Employee Stock Option Plan, as amended (filed herewith)

     5.1       Opinion of Arter & Hadden (filed herewith)

     23.1 Consent of Arter & Hadden (included in their opinion filed as Exhibit 5.1) (filed herewith)

     23.2      Consent of Arthur Andersen L.L.P. (filed herewith)

                           SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, as amended (the "Securities Act"), the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on August 6, 1996.

                              U.S. LONG DISTANCE CORP.


                              By:  /s/ Larry M. James
                                   --------------------------------
                                   Larry M. James
                                   Chief Executive Officer
                                   and President

     The Plan. Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signatures               Title                    Date
- ----------               -----                    ----

/s/ Parris H. Holmes, Jr.
- ------------------------ Chairman of the Board    August 6, 1996
Parris H. Holmes, Jr.

/s/ Larry M. James
- ------------------------ Chief Executive Officer, August 6, 1996
Larry M. James           President and Director

/s/ Phillip J. Storin
- ------------------------ Senior Vice President    August 6, 1996
Phillip J. Storin        and Chief Financial
                         Officer

/s/ Charles E. Amato
- ------------------------ Director                 August 56 1996
Charles E. Amato


________________________ Director                 August 5, 1996
Gary D. Becker

                        INDEX TO EXHIBITS

                                                       Sequentially
Exhibit                                                Numbered
No.            Description of Exhibit                  Page
- -------        ----------------------                  -----------

4.11           U.S. Long Distance Corp. 1990 Employee
               Stock Option Plan, as amended
               (filed herewith)

5.1            Opinion of Arter & Hadden (filed
               herewith)

23.1           Consent of Arter & Hadden (included in
               their opinion filed as Exhibit 5.1)
               (filed herewith)

23.2           Consent of Arthur Andersen L.L.P.
               (filed herewith)